Exhibit 21.1
Subsidiaries of Group 1 Automotive, Inc.

Bohn Holdings-F, Inc. (DE)	GPI Atlanta-FLM II, Inc. (DE)	NY-SBII, Inc. (DE)

Bohn-FII, LLC (DE)	Perimeter Ford, Inc. (DE)	Bohn Holdings, Inc. (DE)

Bohn Holdings, LLC (DE)	Group 1 LP Interests-DC, Inc. (DE)	Bob Howard Nissan, Inc. (OK)

Group 1 Holdings-T, LLC (DE)	Group 1 Holdings-F, LLC (DE)	Group 1 LP Interests-GM, Inc. (DE)

Group 1 Holdings-DC, LLC (DE)	Group 1 Holdings-N, LLC (DE)	Group 1 Holdings-GM, LLC (DE)

Group 1 Holdings-H, LLC (DE)	G1R-OC, LLC (DE)	Group 1 Holdings-S, LLC (DE)

Group 1 FL Holdings, Inc. (DE)	G1R2 Florida, LLC (DE)	Ivory Auto Properties of South Carolina, LLC (SC)

Ira Automotive Group, LLC (DE)	Mike Smith Autoplaza, Inc. (TX)	Prestige Chrysler South, Ltd. (TX)

Amarillo Motors-J, Ltd. (TX)	Danvers-DCII, Inc. (DE)	Tate CG, LLC (MD)

Mike Smith GM, Inc. (DE)	GPI SC-SV, LLC (DE)	West Central Management Company, Inc. (DE)

GPI NH-TL, Inc. (DE)	Group 1 Automotive UK Limited (UK)	Baron Leasehold, LLC (KS)

Gulf Breeze Ford, LLC (DE)	Chandlers (Hailsham) Limited (UK)	Casa Chrysler Plymouth Jeep Inc. (NM)

Group 1 Holdings BV (Netherlands)	Group 1 Associates, Inc. (DE)	Chandlers Garage Holdings Limited (UK)

Chandlers Garage Worthing Limited (UK)	Group 1 Funding, Inc. (DE)	Chandlers Garage (Brighton) Limited (UK)

G1R Florida, LLC (DE)	Mike Smith Autoplex Buick, Inc. (TX)	Group 1 Associates Holdings, LLC (DE)

Group 1 Foundation, Inc. (TX)	GPI GA Liquidation, LLC (DE)	GPI, Ltd. (TX)

Group 1 Realty, Inc. (DE)	Amarillo Motors-C, Ltd. (TX)	Baron Development Company, LLC (KS)

Mike Smith Motors, Inc. (TX)	Casa Chevrolet Inc. (NM)	GPI KS-SV, LLC (DE)

Mike Smith Autoplex, Inc. (TX)	Miller Imports, Inc. (CA)	Miller Automotive Group, Inc. (CA)

McCall-SH, Inc. (DE)	Prestige Chrysler Northwest, Inc. (DE)	Maxwell Chrysler Dodge Jeep, Inc. (DE)

Courtesy Ford, LLC (DE)	Miller Infiniti, Inc.	Sunshine Buick Pontiac GMC Truck, Inc. (NM)

Group 1 Automotive Reinsurance TWO, Ltd. (Turks & Caicos Islands)	GPI AL-SB, LLC (DE) dba BMW of Mobile	Bob Howard Chevrolet, Inc. (OK) dba Bob Howard Chevrolet

Miller Nissan, Inc. (CA) dba	Koons Ford, LLC (DE) dba	GPI SC-SB, Inc. (DE) dba
Miller Nissan	Pines Ford Lincoln Mercury	BMW of Columbia

GPI GA-DM, Inc. (DE) dba	Howard-HA, Inc. (DE) dba	NY-DM, Inc. (DE) dba
Mercedes-Benz of Augusta	Bob Howard Acura	Mercedes-Benz of Massapequa

Chaperral Dodge, Inc. (DE) dba Dallas Dodge Chrysler Jeep	Howard-DCIII, LLC (DE) dba South Pointe Chrysler Jeep Dodge	Bob Howard Dodge, Inc. (OK) dba Bob Howard Chrysler-Jeep-Dodge

Kutz-N, Inc. (DE) dba	Maxwell-N, Inc. (DE) dba	Howard-GM II, Inc. (DE) dba
Courtesy Nissan	Town North Nissan	Smicklas Chevrolet

Key Ford, LLC (DE) dba	GPI MS-N, Inc. (DE) dba	Howard-SB, Inc. (DE) dba
World Ford Pensacola	Pat Peck Nissan	BMW of Tulsa

Rockwall Automotive-F, Inc. (DE) dba Rockwall Ford-Mercury	McCall-HA, Inc. (DE) dba Sterling McCall Acura	Danvers-N, Inc. (DE) dba Ira Nissan of Tewksbury

Howard-H, Inc. (DE) dba Bob Howard Honda	GPI AL-N, Inc. (DE) dba Pat Peck Nissan	Maxwell-NII, Inc. (DE) dba Round Rock Nissan

Subsidiaries of Group 1 Automotive, Inc.

Danvers-NII, Inc. (DE) dba	Miller Family Company, Inc. (CA) dba	GPI MS-SK, Inc. (DE) dba
Ira Nissan Woburn	Miller Honda — Van Nuys	Pat Peck Kia

McCall-N, Inc. (DE) dba	Mike Smith Autoplex Dodge, Inc. (TX) dba	GPI LA-SH, LLC (DE) dba
Sterling McCall Nissan	Mike Smith Chrysler Jeep Dodge	Bohn Hyundai

GPI MS-H, Inc. (DE) dba	NJ-H, Inc. (DE) dba	Maxwell-GMII, Inc. (DE) dba
Pat Peck Honda	Honda of Freehold	Freedom Chevrolet

Danvers-SU, LLC (DE) dba	NJ-SV, Inc. (DE) dba	Mike Smith Automotive-H, Inc. (DE) dba
Ira Subaru	Volkswagen of Freehold	Mike Smith Honda

McCall-H, Inc. (DE) dba Sterling McCall Honda	NJ-HAII, Inc. (DE) dba Boardwalk Acura	Mike Smith Autoplex-German Imports, Inc. (TX) dba Mike Smith Mercedes-Benz

Danvers-TL, Inc. (DE) dba	NJ-SB, Inc. (DE) dba	NJ-HII, Inc. (DE) dba
Ira Lexus	BMW of Atlantic City	Boardwalk Honda

Mike Smith Imports, Inc. (TX) dba	NJ-HA, Inc. (DE) dba	GPI CA-DMII, Inc. (DE) dba
BMW of Beaumont	Elite Acura	Mercedes-Benz of Escondido

Mike Smith Automotive-N, Inc. (TX) dba	NJ-DM, Inc. (DE) dba	NY-FV, Inc. (DE) dba
Mike Smith Nissan	Mercedes-Benz of Freehold	Hassel Volvo Glen Cove
Hassel Volvo

Bob Howard Automotive-East, Inc. (OK) dba	Danvers-SB, Inc. (DE) dba	McCall-TII, Inc. (DE) dba
South Pointe Chevrolet	Ira BMW of Stratham	Fort Bend Toyota
South Pointe Truck Annex	BMW of Stratham	Fort Bend Scion

Millbro, Inc. (CA) dba	Maxwell Ford, Inc. (DE) dba	Danvers-TII, Inc. (DE) dba
Miller Honda — Culver City	Maxwell Ford	Ira Toyota II
Miller Honda	Maxwell Ford Supercenter	Ira Scion II

Bob Howard Motors, Inc. (OK) dba	Lubbock Motors, Inc. (DE) dba	Lubbock Motors-T, Inc. (DE) dba
Bob Howard Toyota	The Credit Connection	Gene Messer Toyota
Bob Howard Scion	The Credit Connection of Amarillo	Gene Messer Scion

McCall-T, Inc. (DE) dba	GPI CA-TII, Inc. (DE) dba	Lubbock Motors-SH, Inc. (DE) dba
Sterling McCall Toyota	Miller Scion of Anaheim	Gene Messer Hyundai
Sterling McCall Scion	Miller Toyota of Anaheim	Gene Messer Kia

GPI KS-SB, Inc. (DE) dba	GPI Atlanta-F, Inc. (GA) dba	GPI CA-NIII, Inc. (DE) dba
Baron BMW	Stone Mountain Ford	Performance Nissan
Baron MINI	World Ford Stone Mountain	Miller’s Performance Nissan

Danvers-TIII, Inc. (DE) dba	GPI MD-SB, Inc. (DE) dba	NY-SB, Inc. (DE) dba
Ira Toyota III	BMW of Annapolis	Hassel BMW
Ira Scion III	MINI of Annapolis	Hassel MINI

Harvey GM, LLC (DE) dba	Rockwall Automotive-DCD, Ltd. (TX) dba	NY-FVII, Inc. (DE) dba
Don Bohn Buick, Pontiac GMC	Rockwall Dodge	Hassel Volvo Huntington
Don Bohn Superstore	Rockwall Chrysler Jeep Dodge	Hassel Volvo

Lubbock Motors-GM, Inc. (DE) dba	Danvers-T, Inc. (DE) dba	Danvers-S, Inc. (DE) dba
Gene Messer Chevrolet	Ira Toyota of Danvers	Ira Mazda
Gene Messer Accessories	Ira Scion	Ira Porsche
Ira Audi

Subsidiaries of Group 1 Automotive, Inc.

GPI SAC-T, Inc. (DE)	Harvey Operations-T, LLC (DE)	FMM, Inc. (CA)
dba	dba	dba
Folsom Lake Toyota	Bohn Brothers Toyota	Miller Toyota
Folsom Lake Scion	Bohn Brothers Scion	Miller Toyota — Culver City
Folsom Lake Used Car Outlet	Bohn Brothers Quality Select Used Cars	Miller Scion

GPI NH-T, Inc. (DE) dba Ira Toyota of Manchester Ira Lexus of Manchester Ira Scion of Manchester	Harvey Ford, LLC (DE) dba Don Bohn Ford Don Bohn Ford Lincoln Mercury Don Bohn Superstore	GPI Atlanta-T, Inc. (DE) dba World Toyota World Toyota Collision & Glass Center World Scion

Jim Tidwell Ford, Inc. (DE) dba Jim Tidwell Ford Group 1 Atlanta Group 1 Automotive — Southeast Region	Howard-GM, Inc. (DE) dba Bob Howard Pontiac Bob Howard GMC Truck Bob Howard Buick Pontiac-GMC	Howard Ford, Inc. (DE) dba Bob Howard Downtown Ford Lincoln Mercury Bob Howard Downtown Lincoln-Mercury Bob Howard Downtown Ford Lincoln Mercury of Oklahoma City

Lubbock Motors-S, Inc. (DE) dba Gene Messer Mitsubishi Gene Messer Volkswagen Gene Messer Used Cars Gene Messer Value Lot Wolfforth	McCall-TL, Inc. (DE) dba Sterling McCall Lexus Lexus of Clear Lake Sterling McCall Restoration Center SMR Auto Glass	Miller-DM, Inc. (DE) dba Mercedes Benz of Beverly Hills Miller’s Mercedes-Benz of Beverly Hills smart center Beverly Hills Beverly Hills, Ltd.

Lubbock Motors-F, Inc. (DE) dba Gene Messer Ford The Credit Connection Gene Messer Value Lot Dr. Scratch	Advantagecars.com, Inc. (DE) dba Sterling McCall Hyundai Advantage Car Sales AdvantageCars Advantage Cars Advantagecars.com	GPI SD-DC, Inc. (DE) dba Rancho Chrysler Jeep Dodge Rancho Chrysler Rancho Jeep Rancho Dodge Rancho Auto Group

McCall-SB, Inc. (DE) dba Advantage BMW Advantage BMW Midtown BMW of Clear Lake Advantage BMW of Clear Lake MINI of Clear Lake Advantage MINI of Clear Lake	Amarillo Motors-F, Inc. (DE)
dba
Gene Messer Ford
Gene Messer Ford of Amarillo
Gene Messer Ford, Lincoln Mercury and Mazda of Amarillo
Gene Messer Mazda
Gene Messer Ford Lincoln Mercury
Gene Messer Ford Value Lot